CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33-50273 on Form S-8 of our report dated June 22, 2010, relating to the financial statements and supplemental schedules of The Procter & Gamble Commercial Company Employees’ Savings Plan appearing in this Annual Report on Form 11-K of The Procter & Gamble Commercial Company Employees’ Savings Plan for the year ended December 31, 2009.

/s/ Deloitte & Touche LLP
San Juan, Puerto Rico
June 23, 2010

Stamp No. 2524822
affixed to original.